EXHIBT 10.3

PROMISSORY NOTE

$300,000.00	December 3, 2012

For value received money due to Pegasus Funds, LLC. as provided for in the May 1st, 2012 Agreement between Clark Scott LLC., predecessor to Core Resource Management, Inc. ("Core") and Pegasus Funds LLC. ("Pegasus"), Core Resource (the "Maker") agrees to pay Pegasus (the "Holder") $300,000 in 24 equal monthly installments and secure the Holder with CD's or similar collateral if requested. Installments on this non-interest bearing Note will begin on the first day of the month immediately following the successful completion of at  least $2,000,000  in initial capital into Core.

Said collateral will be reduced by 50% on the first anniversary of the initial monthly installment and released on the second anniversary of the initial monthly installment.

THIS NOTE SHALL  BE GOVERNED  BY AND CONSTUED AND ENFORCED  IN ACCORDANCE  WITH THE  LAWS  OF THE  STATE  OF TEXAS,  APPLICABLE TO AGREEMENTS  EXECUTED, DELIVERED AND PERFORMED IN THE CITY OF DALLAS,  DALLAS  COUNTY, TEXAS WITHOUT  GIVING  EFFECT  TO THE CONFLICT  OF  LAWS  RULES  OR  CHOICE  OF  LAWS  THEREOF.  VENUE  FOR ANY ACTION  ARISING  HEREUNDER  SHALL  BE IN DALLAS  COUNTY, TEXAS. THIS NOTE IS ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION.

THIS NOTE REPRESENTS THE FINAL PROVISIONS OF THE MAY 1sT AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

EXECUTED as of the date first set forth above.

/s/
Robert Shuey III

Pegasus Funds LLC
/s/
James Clark
Clark Scott LLC/Core Resource Management